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                                                                   Exhibit 10.16

                                LOCK-UP AGREEMENT





                                                                    July 5, 2000



Industrialex Manufacturing Corp.                       Thomson Kernaghan & Co.
63 South Pratt Parkway                                 365 Bay Street
Longmont, Colorado                                     9th Floor
80501                                                  Toronto, Ontario  M5H 2V2

Attn:  Ahmad Akrami

Dear Sirs:

Re:      Industrialex Manufacturing Corp.

The undersigned shareholder (the "Shareholder") of Industrialex Manufacturing Corp. (the "Company") acknowledges that it is the registered owner of 75,000 shares (the "Shares") in the common stock of the Company.

The Company has represented that it intends to make an initial public offering (the "IPO") of its common stock on the Canadian Venture Exchange ("CDNX") through Thomson, Kernaghan & Co. Limited (the "Agent"). Further to negotiations among the Company, the Agent and the Shareholder, the Shareholder has agreed to enter into a lock-up agreement with respect to the Shares, to be effective as at the effective date of the IPO.

In that regard, the Shareholder hereby represents and agrees as follows:

1.       The Shareholder hereby agrees that:

         (a) with respect to 37,500 of the Shares (the "First Lock-up Shares"), he will not, except as provided below, directly or indirectly sell, offer to sell, pledge or otherwise dispose of the First Lock-up Shares until that date which is twelve months after the completion of the IPO;

         (b) with respect to the balance of the Shares (the "Second Lock-up Shares"), he will not, except as provided below, directly or indirectly sell, offer to sell, contract to sell, pledge or otherwise dispose of the Second Lock-up Shares until 15 months after the completion of the IPO.


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2.       Notwithstanding any restriction contained in this agreement to the contrary, the Shareholder may sell or otherwise transfer the Shares by gift to a donee who agrees to hold the transferred securities subject to the restrictions contained in this agreement.

3. The Shareholder confirms that his agreement is irrevocable and shall be binding upon his heirs, personal representatives, successors and assigns. The Shareholder also hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Shares, except in compliance with the restrictions described in Sections 1 and 2 hereof, and the placement of a legend describing the foregoing instructions on the certificates representing the Shares.

The undersigned understands that the Company and the Agent will proceed with the IPO in reliance upon the Shareholder's agreements contained herein.



                                                     Yours very truly,



                                                     /s/ Afshin K. Sarvestani
                                                 ------------------------------
                                                     Afshin K. Sarvestani



ACKNOWLEDGED AND AGREED:

INDUSTRIALEX MANUFACTURING CORP.

By:      /s/ Ahmad Akrami
   ------------------------------
Name:    Ahmad Akrami
Title:   Chief Executive Officer




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